Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 2, 2023	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2023 fiscal year.

FISCAL 2023 FIRST QUARTER SUMMARY
•GAAP net income of $169.7 million, or $1.84 per share, compared to GAAP net income of $132.4 million, or $1.44 per share, in the prior year, an increase of 28% per share.
•Adjusted operating results of $169.5 million, or $1.84 per share, an increase of 24%, compared to $1.48 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $351.0 million, an increase of 18%, compared to $298.2 million in the prior year (see non-GAAP reconciliation on page 21).
•Net cash provided by operating activities of $327.3 million, an increase of 91%, compared to $171.5 million in the prior year.
•Pipeline & Storage segment Adjusted EBITDA of $64.5 million, an increase of 13%, compared to $57.2 million in the prior year.
•E&P segment Adjusted EBITDA of $190.3 million, an increase of 29%, compared to $147.0 million in the prior year.
•E&P segment net Appalachian natural gas production of 90.6 Bcfe, an increase of 9.2 Bcfe, or 11%, higher than prior year and 3% higher than fiscal 2022 fourth quarter.
•Average realized natural gas prices of $3.02 per Mcf, up $0.50 per Mcf from the prior year.
•Company is revising its fiscal 2023 earnings guidance to a range of $5.35 to $5.75 per share.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “First, I want to share my appreciation for the exceptional performance of our employees during Winter Storm Elliott in Buffalo, NY. In the face of extreme weather conditions, they went the extra mile to ensure that safe, reliable natural gas service continued uninterrupted when it was needed most.

“Despite this weather challenge, National Fuel had a terrific start to fiscal 2023, with all four segments contributing to a 24% increase in adjusted operating results. Our upstream business led the way, with 11% growth in Appalachian natural gas production and the tailwind of strong natural gas pricing, driving a large portion of the increase over last year.

“While our outlook for the remainder of fiscal 2023 has been impacted by the recent reduction in natural gas prices, the strength of our integrated model, underpinned by our rate-regulated businesses, provides a measure of earnings and cash flow stability. Longer-term, we are very well positioned to generate significant free cash flow, which we expect will further strengthen our investment grade balance sheet and provide flexibility to deliver additional value to our shareholders in the years ahead.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2022	2021
Reported GAAP Earnings	$169,689	$132,392
Items impacting comparability:
Unrealized (gain) loss on other investments (Corporate / All Other)	(209)	4,490
Tax impact of unrealized (gain) loss on other investments	44	(943)
Adjusted Operating Results	$169,524	$135,939

Reported GAAP Earnings Per Share	$1.84	$1.44
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	0.04
Adjusted Operating Results Per Share	$1.84	$1.48

FISCAL 2023 GUIDANCE UPDATE

National Fuel is revising its fiscal 2023 earnings guidance to reflect the results of the first quarter, along with updated forecast assumptions and projections. The Company is now projecting that earnings will be within the range of $5.35 to $5.75 per share, a decrease of $1.10 per share from the midpoint of the Company’s prior guidance range. The decrease from the Company’s prior earnings guidance primarily reflects the impact of lower natural gas price expectations, as the rest of the Company's assumptions and projections are largely unchanged.

The Company is now assuming that NYMEX natural gas prices will average $3.25 per MMBtu for the remainder of fiscal 2023, a decrease of $1.92 per MMBtu from the $5.17 per MMBtu average ($6.00 per MMBtu in January through March and $4.75 per MMBtu in April through September) assumed in the previous guidance over the remaining nine months of the fiscal year. For guidance purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

The Exploration and Production segment’s fiscal 2023 net production guidance range of 370 to 390 Bcfe remains unchanged. Seneca currently has firm sales contracts in place for approximately 90% of its projected remaining fiscal 2023 production, limiting its exposure to in-basin markets. Approximately 68% of Seneca’s expected remaining production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price.

The Company’s consolidated and individual segment capital expenditures and other guidance assumptions remain largely unchanged from the previous guidance. The details are outlined in the table on page 7.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2022 is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

-more-

Page 3.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$91,192	$62,369	$28,823

Adjusted EBITDA	$190,330	$146,999	$43,331

Seneca’s first quarter GAAP earnings increased $28.8 million versus the prior year primarily due to higher realized natural gas prices and natural gas production. These increases were partially offset by the loss of earnings from Seneca’s California assets that were sold in June 2022, higher Appalachian operating expenses and higher income tax expense.

Seneca produced 90.6 Bcfe during the first quarter, an increase of 5.5 Bcfe, or 7%, from the prior year. This is a result of a 9.2 Bcf increase, or 11%, in Appalachian natural gas production from Seneca’s development program, offset by a 3.7 Bcfe decrease in production related to the aforementioned California sale.

Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $3.02 per Mcf, an increase of $0.50 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices, higher spot prices at local sales points in Pennsylvania, and an increase in the weighted average hedge price compared to the prior year first quarter.

On an absolute basis, lease operating and transportation expense (“LOE”) decreased $7.6 million primarily due to the California sale. Partly offsetting that decrease were increases in LOE from higher transportation and gathering costs as a result of increased production, as well as higher repair, rental and personnel costs in Appalachia. LOE expense includes $53.8 million in intercompany expense for gathering and compression services used to connect Seneca’s production to sales points along interstate pipelines. On a per unit basis, LOE was $0.68 per Mcfe, a decrease of $0.13 per Mcfe from the prior year.

General and administrative (“G&A”) expense decreased by $2.2 million largely due to the California sale. On a per unit basis, G&A expense was $0.17 per Mcfe, a decrease of $0.04 per Mcfe from the prior year.

The decrease in Seneca’s other operating expenses of $2.1 million was also primarily due to the impact of the sale of Seneca’s California assets.

Depreciation, depletion and amortization (“DD&A”) expense increased $6.1 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca’s full cost pool. DD&A expense was $0.61 per Mcfe, an increase of $0.03 per Mcfe from the prior year.

The increase in Seneca’s income tax expense was primarily driven by a prior year first quarter benefit realized from the Enhanced Oil Recovery tax credit, which did not recur in the current year as a result of the sale of the California assets.

-more-

Page 4.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$29,476	$25,168	$4,308

Adjusted EBITDA	$64,528	$57,150	$7,378

The Pipeline and Storage segment’s first quarter GAAP earnings increased $4.3 million versus the prior year primarily due to an increase in operating revenues, partially offset by higher operation and maintenance (“O&M”) expense and higher DD&A expense. The increase in operating revenues of $9.3 million was primarily attributable to higher transportation revenues from Supply Corporation’s FM100 Project, which was placed in service in December 2021. O&M expense increased $1.8 million primarily due to an increase in personnel and pipeline integrity costs. The increase in DD&A expense of $1.6 million was primarily attributable to incremental depreciation expense from the FM100 Project.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$24,738	$23,137	$1,601

Adjusted EBITDA	$46,715	$44,032	$2,683

The Gathering segment’s first quarter GAAP earnings increased $1.6 million versus the prior year primarily due to higher operating revenues, partially offset by higher O&M expense. Operating revenues increased $4.2 million, or 8%, which was the result of a 6.9 Bcf increase in gathered volumes due to an increase in Seneca’s natural gas production. The increase in O&M expense of $1.5 million was due to higher compression leasing expenses, as well as increases in personnel and preventative maintenance expenses.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2022	2021	Variance
GAAP Earnings	$23,817	$22,130	$1,687

Adjusted EBITDA	$51,577	$52,028	$(451)

The Utility segment’s first quarter GAAP earnings increased $1.7 million versus the prior year primarily due to higher customer margin (operating revenues less purchased gas sold) and a decrease in non-service pension and post-retirement
-more-

Page 5.

benefit (“OPEB”) costs, partially offset by higher O&M and interest expense. The increase in customer margin was mainly due to increased customer usage, largely attributable to weather that was 27% colder on average than last year in Distribution’s Pennsylvania service territory (where the Company does not have a Weather Normalization Clause), combined with higher revenues from the Company’s system modernization tracking mechanism in its New York service territory. These factors were partially offset by a reduction in base rates in New York as a result of a rate proceeding that became effective October 1, 2022 which temporarily reduced the Utility’s recovery of pension and OPEB expenses to zero. In addition to lowering rates, the proceeding mandated a corresponding decrease in pension and OPEB expense, most of which had been previously recorded in “below the line” non-service pension and post-retirement benefit costs. O&M expense increased by $3.8 million largely due to higher personnel costs. An increase in the accrual for uncollectible accounts, which was generally in line with the increase in the Utility segment’s revenue, also contributed to higher O&M expense for the quarter. Interest expense increased $2.5 million due primarily to a higher weighted average interest rate on intercompany short-term borrowings.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated combined earnings of $0.5 million in the current year first quarter, which was a $0.9 million increase over the combined net loss of $0.4 million in the prior-year first quarter. The increase in earnings was primarily driven by unrealized gains on investment securities recognized in the current quarter compared to unrealized losses on investment securities recognized in the prior-year first quarter, partially offset by a lower amount of realized gains on investment securities sold in the current quarter as compared to the prior-year first quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 3, 2023, at 11 a.m. Eastern Time to discuss this announcement. To pre-register for this call (recommended), please visit https://www.netroadshow.com/events/login?show=3963c6bd&confld=46096. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-844–200–6205 and provide Access Code 276256. The teleconference will be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. An audio replay of the teleconference call will be available until Friday, February 10, 2023. To access the telephone replay, dial U.S. toll free 1-866-813-9403 and provide Access Code 856816.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the
-more-

Page 6.

Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
-more-

Page 7.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2023. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record certain adjustments to unrealized gain or loss on investments during the nine months ending September 30, 2023, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2023 Guidance	Updated FY 2023 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$6.40 to $6.90	$5.35 to $5.75
Consolidated Effective Tax Rate	~ 25.5 - 26%	~ 25 - 25.5%

Capital Expenditures (Millions)
Exploration and Production	$525 - $575	$525 - $575
Pipeline and Storage	$110 - $130	$110 - $130
Gathering	$85 - $105	$85 - $105
Utility	$110 - $130	$110 - $130
Consolidated Capital Expenditures	$830 - $940	$830 - $940

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price (Oct - Mar | Apr - Sep)	$6.00 /MMBtu l $4.75 /MMBtu	$3.25 /MMBtu
Appalachian basin spot price (Oct - Mar | Apr - Sep)	$4.95 /MMBtu l $3.55 /MMBtu	$2.25 /MMBtu

Production (Bcfe)	370 to 390	370 to 390

E&P Operating Costs ($/Mcfe)
LOE	$0.67 - $0.69	$0.67 - $0.69
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.60 - $0.64	$0.60 - $0.64

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$230 - $245	$230 - $245
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

* Commodity price assumptions are for the remaining 9 months of the fiscal year. Previous guidance included separate pricing assumptions for October - March and April - September.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2022 GAAP earnings	$62,369	$25,168	$23,137	$22,130	$(412)	$132,392
Items impacting comparability:
Unrealized (gain) loss on other investments					4,490	4,490
Tax impact of unrealized (gain) loss on other investments					(943)	(943)
First quarter 2022 adjusted operating results	62,369	25,168	23,137	22,130	3,135	135,939
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	17,445					17,445
Higher (lower) crude oil production	(27,438)					(27,438)
Higher (lower) realized natural gas prices, after hedging	35,798					35,798
Midstream Revenues
Higher (lower) operating revenues		7,351	3,309			10,660
Downstream Margins***
Impact of usage and weather				3,268		3,268
Impact of new rates****				(3,726)		(3,726)
System modernization tracker revenues				868		868
Regulatory revenue adjustments				170		170
Higher (lower) other operating revenues				1,023		1,023
Operating Expenses
Lower (higher) lease operating and transportation expenses	5,996					5,996
Lower (higher) operating expenses	3,325	(1,458)	(1,184)	(2,390)		(1,707)
Lower (higher) property, franchise and other taxes	(981)					(981)
Lower (higher) depreciation / depletion	(4,781)	(1,274)				(6,055)
Other Income (Expense)
(Higher) lower other deductions	1,428	593		4,135	(4,441)	1,715
(Higher) lower interest expense	(871)	(648)		(2,028)	1,721	(1,826)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,185)	(191)	(552)	(67)	47	(1,948)
All other / rounding	87	(65)	28	434	(161)	323
First quarter 2023 adjusted operating results	91,192	29,476	24,738	23,817	301	169,524
Items impacting comparability:
Unrealized gain (loss) on other investments					209	209
Tax impact of unrealized gain (loss) on other investments					(44)	(44)
First quarter 2023 GAAP earnings	$91,192	$29,476	$24,738	$23,817	$466	$169,689

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2022 GAAP earnings per share	$0.68	$0.27	$0.25	$0.24	$—	$1.44
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax					0.04	0.04
First quarter 2022 adjusted operating results per share	0.68	0.27	0.25	0.24	0.04	1.48
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.19					0.19
Higher (lower) crude oil production	(0.30)					(0.30)
Higher (lower) realized natural gas prices, after hedging	0.39					0.39
Midstream Revenues
Higher (lower) operating revenues		0.08	0.04			0.12
Downstream Margins***
Impact of usage and weather				0.04		0.04
Impact of new rates****				(0.04)		(0.04)
System modernization tracker revenues				0.01		0.01
Regulatory revenue adjustments				—		—
Higher (lower) other operating revenues				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.06					0.06
Lower (higher) operating expenses	0.04	(0.02)	(0.01)	(0.03)		(0.02)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.05)	(0.01)				(0.06)
Other Income (Expense)
(Higher) lower other deductions	0.02	0.01		0.04	(0.05)	0.02
(Higher) lower interest expense	(0.01)	(0.01)		(0.02)	0.02	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.01)	—	(0.01)	—	—	(0.02)
All other / rounding	(0.01)	—	—	0.01	(0.01)	(0.01)
First quarter 2023 adjusted operating results per share	0.99	0.32	0.27	0.26	—	1.84
Items impacting comparability:
Unrealized gain (loss) on other investments, net of tax					—	—
First quarter 2023 GAAP earnings per share	$0.99	$0.32	$0.27	$0.26	$—	$1.84

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2022	2021
Operating Revenues:
Utility Revenues	$311,619	$236,684
Exploration and Production and Other Revenues	276,973	244,281
Pipeline and Storage and Gathering Revenues	70,267	65,592
	658,859	546,557
Operating Expenses:
Purchased Gas	171,197	101,628
Operation and Maintenance:
Utility	50,352	46,644
Exploration and Production and Other	26,874	45,619
Pipeline and Storage and Gathering	33,261	29,928
Property, Franchise and Other Taxes	26,205	24,501
Depreciation, Depletion and Amortization	96,600	88,578
	404,489	336,898

Operating Income	254,370	209,659

Other Income (Expense):
Other Income (Deductions)	6,318	(1,079)
Interest Expense on Long-Term Debt	(29,604)	(30,130)
Other Interest Expense	(3,843)	(1,161)

Income Before Income Taxes	227,241	177,289

Income Tax Expense	57,552	44,897

Net Income Available for Common Stock	$169,689	$132,392

Earnings Per Common Share
Basic	$1.85	$1.45
Diluted	$1.84	$1.44

Weighted Average Common Shares:
Used in Basic Calculation	91,579,814	91,266,300
Used in Diluted Calculation	92,268,210	92,032,775

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2022	2022
ASSETS
Property, Plant and Equipment	$12,773,470	$12,551,909
Less - Accumulated Depreciation, Depletion and Amortization	6,074,626	5,985,432
Net Property, Plant and Equipment	6,698,844	6,566,477
Current Assets:
Cash and Temporary Cash Investments	244,475	46,048
Hedging Collateral Deposits	1,600	91,670
Receivables - Net	332,410	361,626
Unbilled Revenue	87,110	30,075
Gas Stored Underground	23,780	32,364
Materials and Supplies - at average cost	43,599	40,637
Unrecovered Purchased Gas Costs	78,739	99,342
Other Current Assets	61,117	59,369
Total Current Assets	872,830	761,131
Other Assets:
Recoverable Future Taxes	107,467	106,247
Unamortized Debt Expense	8,473	8,884
Other Regulatory Assets	73,321	67,101
Deferred Charges	75,253	77,472
Other Investments	72,870	95,025
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	206,629	196,597
Fair Value of Derivative Financial Instruments	12,170	9,175
Other	1,581	2,677
Total Other Assets	563,240	568,654
Total Assets	$8,134,914	$7,896,262
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,786,806 Shares and 91,478,064 Shares, Respectively	$91,787	$91,478
Paid in Capital	1,025,639	1,027,066
Earnings Reinvested in the Business	1,713,176	1,587,085
Accumulated Other Comprehensive Loss	(293,746)	(625,733)
Total Comprehensive Shareholders' Equity	2,536,856	2,079,896
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,084,363	2,083,409
Total Capitalization	4,621,219	4,163,305
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	250,000	60,000
Current Portion of Long-Term Debt	399,000	549,000
Accounts Payable	168,387	178,945
Amounts Payable to Customers	154	419
Dividends Payable	43,598	43,452
Interest Payable on Long-Term Debt	43,142	17,376
Customer Advances	31,314	26,108
Customer Security Deposits	28,829	24,283
Other Accruals and Current Liabilities	239,097	257,327
Fair Value of Derivative Financial Instruments	331,521	785,659
Total Current and Accrued Liabilities	1,535,042	1,942,569
Other Liabilities:
Deferred Income Taxes	879,676	698,229
Taxes Refundable to Customers	360,276	362,098
Cost of Removal Regulatory Liability	263,707	259,947
Other Regulatory Liabilities	191,499	188,803
Other Post-Retirement Liabilities	2,998	3,065
Asset Retirement Obligations	161,221	161,545
Other Liabilities	119,276	116,701
Total Other Liabilities	1,978,653	1,790,388
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,134,914	$7,896,262

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2022	2021

Operating Activities:
Net Income Available for Common Stock	$169,689	$132,392
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	96,600	88,578
Deferred Income Taxes	53,457	44,122
Stock-Based Compensation	5,575	5,487
Other	4,078	4,675
Change in:
Receivables and Unbilled Revenue	(29,522)	(98,688)
Gas Stored Underground and Materials, Supplies and Emission Allowances	5,622	17,111
Unrecovered Purchased Gas Costs	20,603	526
Other Current Assets	(1,748)	(4,654)
Accounts Payable	6,091	(10,888)
Amounts Payable to Customers	(265)	15
Customer Advances	5,206	(2,603)
Customer Security Deposits	4,546	981
Other Accruals and Current Liabilities	4,523	5,044
Other Assets	(20,238)	(6,838)
Other Liabilities	3,122	(3,777)
Net Cash Provided by Operating Activities	$327,339	$171,483

Investing Activities:
Capital Expenditures	$(233,473)	$(213,491)
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	10,000	30,000
Other	14,637	13,781
Net Cash Used in Investing Activities	$(208,836)	$(169,710)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$250,000	$—
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	(60,000)	7,500
Reduction of Long-Term Debt	(150,000)	—
Dividends Paid on Common Stock	(43,452)	(41,487)
Net Repurchases of Common Stock	(6,694)	(8,859)
Net Cash Used in Financing Activities	$(10,146)	$(42,846)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	108,357	(41,073)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	137,718	120,138
Cash, Cash Equivalents, and Restricted Cash at December 31	$246,075	$79,065

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2022	2021	Variance
Total Operating Revenues	$276,973	$244,198	$32,775
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,598	17,756	(2,158)
Lease Operating and Transportation Expense	61,546	69,136	(7,590)
All Other Operation and Maintenance Expense	2,523	4,573	(2,050)
Property, Franchise and Other Taxes	6,976	5,734	1,242
Depreciation, Depletion and Amortization	55,558	49,506	6,052
	142,201	146,705	(4,504)

Operating Income	134,772	97,493	37,279

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	347	(186)	533
Interest and Other Income	1,331	56	1,275
Interest Expense	(13,234)	(12,132)	(1,102)
Income Before Income Taxes	123,216	85,231	37,985
Income Tax Expense	32,024	22,862	9,162
Net Income	$91,192	$62,369	$28,823
Net Income Per Share (Diluted)	$0.99	$0.68	$0.31

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2022	2021	Variance
Revenues from External Customers	$67,621	$61,547	$6,074
Intersegment Revenues	30,034	26,803	3,231
Total Operating Revenues	97,655	88,350	9,305
Operating Expenses:
Purchased Gas	425	448	(23)
Operation and Maintenance	24,018	22,172	1,846
Property, Franchise and Other Taxes	8,684	8,580	104
Depreciation, Depletion and Amortization	17,414	15,801	1,613
	50,541	47,001	3,540

Operating Income	47,114	41,349	5,765

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,330	767	563
Interest and Other Income	1,864	1,402	462
Interest Expense	(10,952)	(10,132)	(820)
Income Before Income Taxes	39,356	33,386	5,970
Income Tax Expense	9,880	8,218	1,662
Net Income	$29,476	$25,168	$4,308
Net Income Per Share (Diluted)	$0.32	$0.27	$0.05

	Three Months Ended
	December 31,
GATHERING SEGMENT	2022	2021	Variance
Revenues from External Customers	$2,646	$4,045	$(1,399)
Intersegment Revenues	53,767	48,180	5,587
Total Operating Revenues	56,413	52,225	4,188
Operating Expenses:
Operation and Maintenance	9,687	8,188	1,499
Property, Franchise and Other Taxes	11	5	6
Depreciation, Depletion and Amortization	8,709	8,391	318
	18,407	16,584	1,823

Operating Income	38,006	35,641	2,365

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	37	(56)	93
Interest and Other Income	170	9	161
Interest Expense	(4,042)	(4,148)	106
Income Before Income Taxes	34,171	31,446	2,725
Income Tax Expense	9,433	8,309	1,124
Net Income	$24,738	$23,137	$1,601
Net Income Per Share (Diluted)	$0.27	$0.25	$0.02

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2022	2021	Variance
Revenues from External Customers	$311,619	$236,684	$74,935
Intersegment Revenues	62	75	(13)
Total Operating Revenues	311,681	236,759	74,922
Operating Expenses:
Purchased Gas	198,420	127,212	71,208
Operation and Maintenance	51,276	47,461	3,815
Property, Franchise and Other Taxes	10,408	10,058	350
Depreciation, Depletion and Amortization	14,874	14,831	43
	274,978	199,562	75,416

Operating Income	36,703	37,197	(494)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(8)	(4,326)	4,318
Interest and Other Income	1,440	525	915
Interest Expense	(8,043)	(5,524)	(2,519)
Income Before Income Taxes	30,092	27,872	2,220
Income Tax Expense	6,275	5,742	533
Net Income	$23,817	$22,130	$1,687
Net Income Per Share (Diluted)	$0.26	$0.24	$0.02

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2022	2021	Variance
Revenues from External Customers	$—	$—	$—
Intersegment Revenues	—	6	(6)
Total Operating Revenues	—	6	(6)
Operating Expenses:
Purchased Gas	—	6	(6)
Operation and Maintenance	21	5	16
	21	11	10

Operating Loss	(21)	(5)	(16)
Other Income (Expense):
Interest and Other Income	(324)	2	(326)
Interest Expense	(21)	—	(21)
Loss before Income Taxes	(366)	(3)	(363)
Income Tax Expense (Benefit)	(86)	4	(90)
Net Loss	$(280)	$(7)	$(273)
Net Loss Per Share (Diluted)	$(0.01)	$—	$(0.01)

	Three Months Ended
	December 31,
CORPORATE	2022	2021	Variance
Revenues from External Customers	$—	$83	$(83)
Intersegment Revenues	1,152	1,082	70
Total Operating Revenues	1,152	1,165	(13)
Operating Expenses:
Operation and Maintenance	3,185	3,008	177
Property, Franchise and Other Taxes	126	124	2
Depreciation, Depletion and Amortization	45	49	(4)
	3,356	3,181	175

Operating Loss	(2,204)	(2,016)	(188)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(354)	(1,017)	663
Interest and Other Income	37,877	33,177	4,700
Interest Expense on Long-Term Debt	(29,604)	(30,130)	526
Other Interest Expense	(4,943)	(657)	(4,286)
Net Income (Loss) before Income Taxes	772	(643)	1,415
Income Tax Expense (Benefit)	26	(238)	264
Net Income (Loss)	$746	$(405)	$1,151
Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2022	2021	Variance
Intersegment Revenues	$(85,015)	$(76,146)	$(8,869)
Operating Expenses:
Purchased Gas	(27,648)	(26,038)	(1,610)
Operation and Maintenance	(57,367)	(50,108)	(7,259)
	(85,015)	(76,146)	(8,869)
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(37,392)	(31,432)	(5,960)
Interest Expense	37,392	31,432	5,960
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2022		2021		(Decrease)

Capital Expenditures:
Exploration and Production	$168,505	(1)(2)	$139,212	(3)(4)	$29,293
Pipeline and Storage	16,427	(1)(2)	24,061	(3)(4)	(7,634)
Gathering	13,293	(1)(2)	8,920	(3)(4)	4,373
Utility	25,288	(1)(2)	19,383	(3)(4)	5,905
Total Reportable Segments	223,513		191,576		31,937
All Other	—		—		—
Corporate	12		225		(213)
Total Capital Expenditures	$223,525		$191,801		$31,724

(1)Capital expenditures for the quarter ended December 31, 2022, include accounts payable and accrued liabilities related to capital expenditures of $102.9 million, $2.1 million, $1.1 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2022, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the quarter ended December 31, 2022, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the quarter ended December 31, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2022.

(3)Capital expenditures for the quarter ended December 31, 2021, include accounts payable and accrued liabilities related to capital expenditures of $69.9 million, $5.4 million, $2.6 million, and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2021, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the quarter ended December 31, 2021, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the quarter ended December 31, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2021.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2022	2021	Normal (1)	Last Year (1)
Buffalo, NY	2,253	2,048	1,704	(9.1)	20.2
Erie, PA	2,044	1,987	1,560	(2.8)	27.4
(1)Percents compare actual 2022 degree days to normal degree days and actual 2022 degree days to actual 2021 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2022	2021	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	90,574	81,389	9,185
West Coast	—	408	(408)
Total Production	90,574	81,797	8,777

Average Prices (Per Mcf)
Appalachia	$4.77	$4.39	$0.38
West Coast	N/M	9.79	N/M
Weighted Average	4.77	4.42	0.35
Weighted Average after Hedging	3.02	2.52	0.50

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	—	8
West Coast	—	548	(548)
Total Production	8	548	(540)

Average Prices (Per Barrel)
Appalachia	$82.09	$70.86	$11.23
West Coast	N/M	77.34	N/M
Weighted Average	82.09	77.34	4.75
Weighted Average after Hedging	82.09	64.29	17.80

Total Production (MMcfe)	90,622	85,085	5,537

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.17	$0.21	$(0.04)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.68	$0.81	$(0.13)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.61	$0.58	$0.03

N/M Not Meaningful (as a result of the sale of Seneca's West Coast assets in June 2022)

(1)Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.59 and $0.56 per Mcfe for the three months ended December 31, 2022 and December 31, 2021, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	80,460,000	MMBTU	$2.80 / MMBTU
No Cost Collars	67,080,000	MMBTU	$3.34 / MMBTU (Floor) / $3.99 / MMBTU (Ceiling)
Fixed Price Physical Sales	54,466,307	MMBTU	$2.47 / MMBTU
Total	202,006,307	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	67,680,000	MMBTU	$2.98 / MMBTU
No Cost Collars	65,280,000	MMBTU	$3.33 / MMBTU (Floor) / $4.17 / MMBTU (Ceiling)
Fixed Price Physical Sales	65,607,429	MMBTU	$2.38 / MMBTU
Total	198,567,429	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	27,560,000	MMBTU	$3.07 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	64,221,273	MMBTU	$2.43 / MMBTU
Total	135,741,273	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	2,020,000	MMBTU	$3.09 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	62,453,675	MMBTU	$2.37 / MMBTU
Total	107,193,675	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	45,517,002	MMBTU	$2.39 / MMBTU
Total	49,077,002	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	11,850,451	MMBTU	$2.48 / MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	766,673	MMBTU	$2.54 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2022	2021	(Decrease)
Firm Transportation - Affiliated	38,469	28,197	10,272
Firm Transportation - Non-Affiliated	186,154	165,397	20,757
Interruptible Transportation	1,308	767	541
	225,931	194,361	31,570

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2022	2021	(Decrease)
Gathered Volume	108,027	101,094	6,933

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2022	2021	(Decrease)
Retail Sales:
Residential Sales	20,153	17,496	2,657
Commercial Sales	2,994	2,543	451
Industrial Sales	151	123	28
	23,298	20,162	3,136
Transportation	18,310	17,593	717
	41,608	37,755	3,853

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2022 and 2021:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2022	2021
Reported GAAP Earnings	$169,689	$132,392
Items impacting comparability:
Unrealized (gain) loss on other investments (Corporate / All Other)	(209)	4,490
Tax impact of unrealized (gain) loss on other investments	44	(943)
Adjusted Operating Results	$169,524	$135,939

Reported GAAP Earnings Per Share	$1.84	$1.44
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	—	0.04
Adjusted Operating Results Per Share	$1.84	$1.48

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2022 and 2021:

	Three Months Ended
	December 31,
(in thousands)	2022	2021
Reported GAAP Earnings	$169,689	$132,392
Depreciation, Depletion and Amortization	96,600	88,578
Other (Income) Deductions	(6,318)	1,079
Interest Expense	33,447	31,291
Income Taxes	57,552	44,897
Adjusted EBITDA	$350,970	$298,237

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$64,528	$57,150
Gathering Adjusted EBITDA	46,715	44,032
Total Midstream Businesses Adjusted EBITDA	111,243	101,182
Exploration and Production Adjusted EBITDA	190,330	146,999
Utility Adjusted EBITDA	51,577	52,028
Corporate and All Other Adjusted EBITDA	(2,180)	(1,972)
Total Adjusted EBITDA	$350,970	$298,237

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2022	2021
Exploration and Production Segment
Reported GAAP Earnings	$91,192	$62,369
Depreciation, Depletion and Amortization	55,558	49,506
Other (Income) Deductions	(1,678)	130
Interest Expense	13,234	12,132
Income Taxes	32,024	22,862
Adjusted EBITDA	$190,330	$146,999

Pipeline and Storage Segment
Reported GAAP Earnings	$29,476	$25,168
Depreciation, Depletion and Amortization	17,414	15,801
Other (Income) Deductions	(3,194)	(2,169)
Interest Expense	10,952	10,132
Income Taxes	9,880	8,218
Adjusted EBITDA	$64,528	$57,150

Gathering Segment
Reported GAAP Earnings	$24,738	$23,137
Depreciation, Depletion and Amortization	8,709	8,391
Other (Income) Deductions	(207)	47
Interest Expense	4,042	4,148
Income Taxes	9,433	8,309
Adjusted EBITDA	$46,715	$44,032

Utility Segment
Reported GAAP Earnings	$23,817	$22,130
Depreciation, Depletion and Amortization	14,874	14,831
Other (Income) Deductions	(1,432)	3,801
Interest Expense	8,043	5,524
Income Taxes	6,275	5,742
Adjusted EBITDA	$51,577	$52,028

Corporate and All Other
Reported GAAP Earnings	$466	$(412)
Depreciation, Depletion and Amortization	45	49
Other (Income) Deductions	193	(730)
Interest Expense	(2,824)	(645)
Income Taxes	(60)	(234)
Adjusted EBITDA	$(2,180)	$(1,972)

Management defines free cash flow as funds from operations (net cash provided by operating activities less changes in working capital) less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.